Exhibit 4.1

EXECUTION VERSION

MOODY’S CORPORATION

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of July 16, 2014

to

INDENTURE

Dated as of August 19, 2010

2.750% Senior Notes due 2019

5.250% Senior Notes due 2044

TABLE OF CONTENTS

		Page
ARTICLE 1.

DEFINITIONS

Section 1.1.	Definition of Terms	2

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1.	Designation and Principal Amount	4
Section 2.2.	Maturity	5
Section 2.3.	Further Issues	5
Section 2.4.	Form of Payment	5
Section 2.5.	Global Securities and Denomination of Notes	5
Section 2.6.	Interest	5
Section 2.7.	Redemption	6
Section 2.8.	Limitations on Liens	6
Section 2.9.	Limitations on Sale and Leaseback Transactions	7
Section 2.10.	Merger, Consolidation or Sale of Assets	8
Section 2.11.	Events of Default	8
Section 2.12.	Appointment of Agents	8
Section 2.13.	Change of Control	8
Section 2.14.	Defeasance Upon Deposit of Moneys or U.S. Government Obligations	10

ARTICLE 3.

FORM OF NOTES

Section 3.1.	Form of Notes	10

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.	Original Issue of Notes	10

ARTICLE 5.

MISCELLANEOUS

Section 5.1.	Ratification of Indenture	10
Section 5.2.	Trustee Not Responsible for Recitals	11
Section 5.3.	Governing Law	11

i

Section 5.4.	Separability	11
Section 5.5.	Counterparts Originals	11

EXHIBIT A – Form of 2019 Notes		A-1
EXHIBIT B – Form of 2044 Notes		B-1

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of July 16, 2014 (this “Supplemental Indenture”), between Moody’s Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 (the “Company”), and Wells Fargo Bank, National Association, a national banking association, organized and in good standing under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of August 19, 2010, to the Trustee (the “Base Indenture,” and, as hereby supplemented, the “Indenture”), to provide for the issuance of the Company’s debt Securities to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its notes under the Base Indenture to be known as its “2.750% Senior Notes due 2019” (the “2019 Notes”) and its “5.250% Senior Notes due 2044” (the “2044 Notes,” and together, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors, pursuant to resolutions duly adopted on April 15, 2014, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 3.01 and Section 14.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural and vice versa;

(c) headings are for convenience of reference only and do not affect interpretation;

(d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated; and

(e) the following terms have the meanings given to them in this Section 1.1(e):

(i) “Attributable Debt” means, an amount equal to the lesser of (a) the fair market value of the property (as determined by the Board of Directors of the Company) or (b) the present value of the total net amount of payments to be made under the lease during its remaining term, discounted at the interest rate set forth or implicit in the terms of the lease, compounded semi-annually.

(ii) “Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of the Company.

(iii) “Change of Control Offer” shall have the meaning assigned to it in Section 2.13.

(iv) “Change of Control Payment Date” shall have the meaning assigned to it in Section 2.13.

(v) “Change of Control Triggering Event” means, the notes cease to be rated Investment Grade by S&P or, if S&P and another “nationally recognized statistical rating organization” (as defined in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act) shall provide a rating of the notes, by S&P and any such other rating organization, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as S&P or such other rating organization shall have publicly announced that it is considering a possible ratings change). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

(vi) “Consolidated Total Assets” means, the total assets of the Company and its consolidated subsidiaries, as set forth on the Company’s most recent consolidated balance sheet, as determined under GAAP.

(vii) “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(viii) “DTC” means The Depository Trust Company.

(ix) “Event of Default” shall have the meaning assigned to it in Section 2.11.

(x) “Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of another “nationally recognized statistical rating organization” that shall provide a rating of the notes.

(xi) “Lien” shall have the meaning assigned to it in Section 2.8.

(xii) “Net Revenue” means, with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

(xiii) “Permitted Liens” shall have the meaning assigned to it in Section 2.8.

(xiv) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(xv) “Restricted Subsidiary” means any Subsidiary (a) the Total Assets of which exceed 10% of Consolidated Total Assets as of the end of the most recently completed fiscal year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Company and its consolidated subsidiaries as of the end of the most recently completed fiscal year.

(xvi) “Sale/Leaseback Transaction” shall have the meaning assigned to it in Section 2.9.

(xvii) “S&P” means Standard & Poor’s Ratings Services, a subsidiary of McGraw-Hill Financial, Inc., and its successors.

(xviii) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

(xix) “Total Assets” means, at any date as to any Person, the total assets of such Person and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

(xx) “Trigger Period” shall have the meaning assigned to it in Section 1.1(e)(v).

(xxi) “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Designation and Principal Amount. There is hereby authorized and established two new series of Securities under the Base Indenture designated as the “2.750% Senior Notes due 2019” and the “5.250% Senior Notes due 2044,” which are not limited in aggregate principal amount. The initial aggregate principal amount of the 2019 Notes to be issued under this Supplemental Indenture shall be $450,000,000, and the initial aggregate principal amount of the 2044 Notes to be issued under this Supplemental Indenture shall be $300,000,000. Any additional amounts of Notes to be issued shall be set forth in a Company Order.

Section 2.2. Maturity. The stated maturity of principal for the 2019 Notes shall be July 15, 2019. The stated maturity of principal for the 2044 Notes shall be July 15, 2044.

Section 2.3. Further Issues. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes, provided that if the additional Notes are not fungible, for U.S. federal income tax purposes, with the Notes the additional Notes will have a separate CUSIP. Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms as the Notes. Any such additional Notes, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4. Form of Payment. Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

Section 2.5. Global Securities and Denomination of Notes. Upon the original issuance, the Notes shall be represented by one or more Global Securities. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Securities with the Trustee as custodian for DTC in New York, New York, and register the Global Securities in the name of DTC or its nominee.

Section 2.6. Interest.

(a) The 2019 Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from July 16, 2014 at the rate of 2.750% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from July 16, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on January 15, 2015; and the record date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

(b) The 2044 Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from July 16, 2014 at the rate of 5.250% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from July 16, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are January 15 and July 15, commencing on January 15, 2015; and the record date for the interest payable on any Interest Payment Date is the close of business on January 1 or July 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7. Redemption. The Notes are subject to redemption at the option of the Company as set forth in the form of Note attached hereto as Exhibits A and B.

Section 2.8. Limitations on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any of its or its Restricted Subsidiaries’ properties or assets (a “Lien”), whether owned on the date of issuance of the Notes or thereafter acquired, unless the Notes are at least equally and ratably secured with such secured Indebtedness (together with, if the Company so determines, any other Indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created that is not subordinated to the Notes) for so long as such other Indebtedness is so secured (and any Lien created for the benefit of the holders of the Notes and any other debt securities of any series issued pursuant to the Indenture and having the benefit of this Section 2.8 shall provide by its terms that such Lien will be automatically released and discharged upon the release and discharge of the Lien securing such other Indebtedness); provided, however, that the above restrictions shall not apply to the following (the “Permitted Liens”):

(i) Liens on property or other assets of any Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Lien was not incurred in anticipation of such Person becoming a Restricted Subsidiary;

(ii) Liens on property or other assets existing at the time of acquisition by the Company or any Restricted Subsidiary, provided that such Lien was not incurred in anticipation of such acquisition;

(iii) Liens on property or assets to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the acquisition of such property or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(iv) Liens in the Company’s favor or in favor of a Restricted Subsidiary;

(v) Liens existing on the date of issuance of the Notes;

(vi) Liens on property or other assets of a Person existing at the time the Person is merged into or consolidated with the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to either the Company or any Restricted Subsidiary, provided that such Lien was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(vii) Liens arising in connection with the financing of accounts receivable by the Company or any Restricted Subsidiary; provided that the uncollected amount of account receivables subject at any time to any such financing shall not exceed $150,000,000; and

(viii) extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in this Section 2.8 without increase of the principal of the Indebtedness (plus any premium or fee payable in connection with any such extension, renewal or replacement) secured by the Lien; provided, however, that any Permitted Liens shall not extend to or cover any property of the Company or that of any Restricted Subsidiary, as the case may be, other than the property specified in this Section 2.8 and improvements to this property.

(b) Notwithstanding the foregoing, the Company and any Restricted Subsidiary may create, assume, incur or guarantee Indebtedness secured by a Lien without equally and ratably securing the Notes; provided, that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is concurrently being retired, the sum of (i) the aggregate amount of all outstanding Indebtedness secured by Liens other than Permitted Liens, and (ii) the Attributable Debt of all the Company’s Sale/Leaseback Transactions permitted by Section 2.9(c) does not at such time exceed 5% of Consolidated Total Assets.

Section 2.9. Limitations on Sale and Leaseback Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement relating to property now owned or hereafter acquired whereby either the Company transfers, or any Restricted Subsidiary transfers, such property to a Person and either the Company or any Restricted Subsidiary leases it back from such Person (a “Sale/Leaseback Transaction”), unless:

(i) the Company or such Restricted Subsidiary could, at the time of entering into such arrangement, incur Indebtedness secured by a Lien on the property involved in the transaction in an amount at least equal to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes as described in Section 2.8; or

(ii) the net proceeds of the Sale/Leaseback Transaction are at least equal to such property’s fair market value, as determined by the Company’s Board of Directors, and the proceeds are applied within 180 days of the effective date of the Sale/Leaseback Transaction to the repayment of senior indebtedness of the Company or any Restricted Subsidiary.

(b) The restrictions set forth in (a) above will not apply to a Sale/Leaseback Transaction: (i) entered into prior to the date of issuance of the Notes; (ii) that exists at the time any Person that owns property or assets becomes a Restricted Subsidiary; (iii) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (iv) involving leases for a period of no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

(c) Notwithstanding the restrictions contained above, the Company and its Restricted Subsidiaries may enter into a Sale/Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into pursuant to the restrictions in (a) above, together with the aggregate amount of all outstanding Indebtedness secured by Liens as permitted by Section 2.8(b), does not at such time exceed 5% of Consolidated Total Assets.

Section 2.10. Merger, Consolidation or Sale of Assets. Section 6.04 of the Base Indenture shall be revised in its entirety to read:

(a) The Company will be permitted to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity, subject to the Company’s meeting all of the following conditions: (i) any successor or purchaser is a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia; (ii) immediately following the consolidation, merger, sale or conveyance, the resulting, surviving or transferee entity (if other than the Company) would not be in default in the performance of any covenant in the Indenture; and (iii) the Company delivers a supplemental indenture by which the surviving entity (if other than the Company) expressly assumes the Company’s obligations under the Indenture.

(b) In the event that the Company consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity (if other than the Company) will be substituted for the Company under the Indenture, and the Company will be discharged from all of its obligations under the Indenture.

Section 2.11. Events of Default.

(a) The term “Event of Default” as used in this Indenture with respect to the Notes shall include the following described event in addition to those set forth in Section 7.01 of the Base Indenture:

(i) The Company or a Restricted Subsidiary fail to pay the principal of any Indebtedness when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or any of the Restricted Subsidiaries’ Indebtedness in an aggregate amount of $50 million or more;

Section 2.12. Appointment of Agents. The Trustee shall initially be the Registrar and Paying Agent for the Notes.

Section 2.13. Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as provided in Article Four of the Base Indenture, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described in this Section 2.13 (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

(c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d) Holders will not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. In addition, Holders may not be entitled to require the Company to purchase their Notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including in connection with a proxy contest where the Company’s Board of Directors does not approve a dissident slate of directors but approves them as required by clause (4) of Section 1.1(e)(ii).

(e) Notwithstanding this Section 2.13, a transaction will not be deemed to involve a Change of Control under clause (2) of Section 1.1(e)(ii) if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

Section 2.14. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Notes on the first day after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.02 of the Base Indenture and Sections 2.8, 2.9 and 2.10 of this Supplemental Indenture with respect to the Notes at any time after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied.

ARTICLE 3.

FORM OF NOTES

Section 3.1. Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibits A and B hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1. Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 5.2. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3. Governing Law. This Supplemental Indenture and each Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 5.4. Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5. Counterparts Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
	Name:	John J. Goggins
	Title:	Executive Vice President and General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture.]

EXHIBIT A

[FORM OF FACE OF 2019 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 615369AD7

MOODY’S CORPORATION

2.750% SENIOR NOTES DUE 2019

No. R-1	$450,000,000

Principal and Interest. Moody’s Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of four hundred fifty million dollars ($450,000,000) on July 15, 2019 and to pay interest thereon from July 16, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2015 at the rate of 2.750% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be January 1 or July 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Notes not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: July 16, 2014

MOODY’S CORPORATION

By:
	Name:	John J. Goggins
	Title:	Executive Vice President and General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: July 16, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF 2019 NOTE]

Indenture. This Note is one of a duly authorized issue of Securities of the Company (herein called the “Note” or collectively, the “Notes”), issued and to be issued under an Indenture, dated as of August 19, 2010, as supplemented by a Fourth Supplemental Indenture dated July 16, 2014 (as so supplemented, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $450,000,000.

Optional Redemption. The Notes are subject to redemption at the Company’s option, in whole or in part, at any time prior to July 15, 2019 at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

Commencing on June 15, 2019, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal to, but excluding, the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, and (2) any other primary U.S. government securities dealer in New York City that the Company selects (each, a “Reference Treasury Dealer”).

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed. If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date, and unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption. If fewer than all of the Notes are to be redeemed, and such Notes are at the time represented by a Global Security, the Depositary shall select by lot the particular interests to be redeemed. If the Company elects to redeem fewer than all of the Notes, and any of such Notes are not represented by a Global Security, then the Trustee shall select the particular Notes to be redeemed in a manner it deems appropriate and fair (and the Depositary shall select by lot the particular interests in any Global Security to be redeemed).

The Company may at any time, and from time to time, purchase the Notes at any price or prices in the open market or otherwise.

Defaults and Remedies. If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of certain Liens and the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of any different authorized denomination or denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall of the Company or the Trustee shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

[FORM OF FACE OF 2044 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 615369AE5

MOODY’S CORPORATION

5.250% SENIOR NOTES DUE 2044

No. R-1	$300,000,000

Principal and Interest. Moody’s Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of three hundred million dollars ($300,000,000) on July 15, 2044 and to pay interest thereon from July 16, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2015 at the rate of 5.250% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be January 1 or July 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Notes not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: July 16, 2014

MOODY’S CORPORATION

By:
	Name:	John J. Goggins
	Title:	Executive Vice President and General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: July 16, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF 2044 NOTE]

Indenture. This Note is one of a duly authorized issue of Securities of the Company (herein called the “Note” or collectively, the “Notes”), issued and to be issued under an Indenture, dated as of August 19, 2010, as supplemented by a Fourth Supplemental Indenture dated July 16, 2014 (as so supplemented, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000.

Optional Redemption. The Notes are subject to redemption at the Company’s option, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, and (2) any other primary U.S. government securities dealer in New York City that the Company selects (each, a “Reference Treasury Dealer”).

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed. If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date, and unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption. If fewer than all of the Notes are to be redeemed, and such Notes are at the time represented by a Global Security, the Depositary shall select by lot the particular interests to be redeemed. If the Company elects to redeem fewer than all of the Notes, and any of such Notes are not represented by a Global Security, then the Trustee shall select the particular Notes to be redeemed in a manner it deems appropriate and fair (and the Depositary shall select by lot the particular interests in any Global Security to be redeemed).

The Company may at any time, and from time to time, purchase the Notes at any price or prices in the open market or otherwise.

Defaults and Remedies. If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of certain Liens and the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of any different authorized denomination or denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall of the Company or the Trustee shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).